PROSPECTUS SUPPLEMENT NO. 1                     Filed Pursuant to Rule 424(b)(3)
(TO PROSPECTUS DATED NOVEMBER 6, 1998)               Registration No.: 333-58541


                                  $103,500,000

                                    GENESCO

                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2005

[GENESCO INC. LOGO]

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         This Prospectus Supplement No. 1 supplements and amends the Prospectus dated November 6, 1998 (the "Prospectus") relating to the resale from time to time by the holders of up to $103,500,000 aggregate principal amount of 5 1/2% Convertible Subordinated Notes due 2005 (the "Notes") of Genesco Inc., a Tennessee corporation ("Genesco" or the "Company"), and the resale of shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company issuable upon the conversion thereof (the "Conversion Shares").

         The table on pages 30 through 31 of the Prospectus which sets forth information with respect to the Selling Securityholders (as defined in the Prospectus), the respective amount of Notes beneficially owned by each Selling Securityholder, the respective amount of Notes being offered by each Selling Securityholder, and the number of shares of Common Stock offered pursuant to the Prospectus is hereby amended as follows:

The deletion on page 30 of the Prospectus of:

         "First Mercury Insurance Company-Total Return...........$24,800........$24,800.......1,178"
and the substitution therefor of:

         "First Mercury Insurance Company-Total Return...........$40,000........$40,000.......1,901"

The addition on pages 30 and 31 of:

         "Deephaven Investments LDC....................$4,010,000........$4,010,000.......190,544"

         "Zazove Aggressive Growth Fund, L.P. ...........$460,000..........$460,000........21,858"

         "SoundShore Opportunity Holding Fund Ltd........$250,000..........$250,000........11,879"

         The Prospectus, together with this Prospectus Supplement No. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933 with respect to offers and sales of the Notes and the resale of shares of Common Stock issuable upon conversion of the Notes. All references in the Prospectus to "this Prospectus" are hereby amended to read "this Prospectus (as supplemented and amended)."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


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          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 1, 1998.